SUBSIDIARIES OF THE REGISTRANT



Intrenet, Inc.

December 31, 1996


	Advanced Distribution System, Inc., a Florida corporation

	Eck Miller Transportation Corporation, an Indiana corporation

	INET Logistics, Inc., an Indiana corporation

	Mid-Western Transport, Inc., an Indiana corporation

	Roadrunner Enterprises, Inc., an Indiana corporation



	`										EXHIBIT  21





CONSENT OF INDEPENDENT PUBLIC ACCOUNTS







As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.
33-69882.











Indianapolis, Indiana,									Arthur Andersen LLP

March 18, 1997.





												EXHIBIT 23